Exhibit 10.11.2

SECOND PAYMENT MORATORIUM
AND SETTLEMENT AGREEMENT

THIS SECOND PAYMENT MORATORIUM AND SETTLEMENT AGREEMENT (the “Agreement”) is made as of July 9, 2012 by and between VENCORE SOLUTIONS LLC, a Delaware limited liability company (“Vencore”), and OXYSURE® SYSTEMS, INC., a Delaware corporation (“Oxysure”).

RECITALS

A.           Master Lease Agreement Number 6906 (the “MLA”) and Lease Schedule Numbers 01 through and including Number 11 (collectively the “Leases”) were executed between October 30, 2006 and August 20, 2007 by OxySure as Lessee and Vencore as Lessor.

B.           The First Payment Moratorium was granted on March 4, 2011 and specified that the balance was $307,661.83 (“Debt Obligation”) and that no further interest or late charges would accrue until the earlier of i) a cash settlement or repayment plan being entered into or ii) February 29, 2012.

C.           Neither a cash settlement nor a repayment plan were agreed upon and the First Payment Moratorium expired on February 29, 2012.

D.           Subsequent to granting the First Payment Moratorium, Oxysure became a public company trading under the symbol “OXYS”- OTCBB.

NOW, THEREFORE, in consideration of the covenants and mutual agreements contained in this Agreement and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
SECOND PAYMNENT MORATORIUM

SECTION 1.01.  Consideration.  As Consideration for Vencore granting this Second Payment Moratorium Oxysure will provide Vencore with warrants to purchase its stock such that Vencore will receive a warrant as to 22,500 common shares at an exercise price per share of $0.82 per share and a warrant as to 32,500 common shares at an exercise price per share of $1.00 (collectively the “Warrants”); term shall be 5 years and provide Vencore with the ability to exercise the Warrants on a cashless/net-issuance basis (“Net Issue”):

a)	Net Issue language should be similar to:

(i)
In lieu of exercising this Warrant in the manner provided above in Section 1(a), the Registered Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to holder a number of non-restricted shares of Common Stock computed using the following formula:

X =	Y (A – B)
A

Where:
X = The number of shares of Preferred Stock to be issued to the Registered Holder.

Y = The number of shares of Preferred Stock purchasable under this Warrant (at the date of such calculation).

A = The fair market value of one share of Preferred Stock (at the date of such calculation).

B = The Purchase Price (as adjusted to the date of such calculation).

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(ii)
For purposes of this Section, the fair market value of Common Stock shall be the average price per share the Common Stock trades at for the four week period immediately prior to its being exercised by the Registered Holder.

b)  Oxysure shall provide the Warrants to Vencore within 30 days of executing this Agreement, but in no event later than August 31, 2012.

SECTION 1.02. Payment Moratorium.  Upon receipt of the Consideration described in Section 1.01 above, Vencore will Grant Oxysure a Second Payment Moratorium such that during :

a) The term of the Second Payment Moratorium (the “Moratorium Period”) shall expire on the earlier to occur of: (i) July 1, 2013;  (ii) a cash settlement or repayment plan being entered into; or (iii) a merger or acquisition of Oxysure or the sale of substantially all of its assets (collectively a “Sale”);

b) Oxysure will not be obligated to make any payments during the Moratorium Period;

c) No further late charges or interest will accrue during the Moratorium Period;

d) Any amounts Oxysure may pay towards the Debt Obligation during the Moratorium Period shall reduce the Debt Obligation;

e) In the event of a Sale the entire Debt Obligation shall immediately become due and payable; and

f) Vencore shall make no demands or take any actions against Oxysure during the Moratorium Period.

ARTICLE III
CONDITIONS

SECTION 3.01.  Conditions Precedent to Vencore’s Obligations.  Each of the obligations of Vencore under this Agreement is subject to the fulfillment of each and every one of the following conditions precedent:

a) Oxysure shall have executed and returned a pdf copy of this Agreement to Vencore;

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b) Oxysure shall provide the Warrants to Vencore within 30 days of executing this Agreement; and

c) Each of the representations, warranties and acknowledgements of Oxysure set forth in this Agreement shall be true and correct.

ARTICLE III
REPRESENTATIONS

SECTION 3.01. Vencore’s Representations.  Vencore warrants and represents to Oxysure that:

a) Vencore has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby;

b) The Leases are an obligation owed to Vencore, and Vencore has not heretofore transferred, assigned or encumbered the Lease or any security interest in the leased equipment, or any interest therein, in whole or in part, to any other person or entity; and

c) When executed and delivered by Vencore, this Agreement shall constitute a legal, valid and binding agreement of Vencore, enforceable against Vencore in accordance with its terms.  The person executing this Agreement on behalf of Vencore has full power and authority to bind Vencore to this Agreement.

SECTION 3.02.  Oxysure’s Representations.  Oxysure represents and warrants to Vencore that:

a)       Oxysure has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby; and

b)       When executed and delivered by Oxysure, this Agreement shall constitute a legal, valid and binding agreement of Oxysure, enforceable against Oxysure in accordance with its terms.  The person executing this Agreement on behalf of Oxysure has full power and authority to bind Oxysure to this Agreement.

ARTICLE IV
MISCELLANEOUS

SECTION 4.01.  Governing Law.  This Agreement has been thoroughly reviewed and negotiated by the parties and their respective counsel (if so desired) and, therefore, the language of this Agreement shall not be construed strictly for or against any party hereto.  This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon, exclusive of principles of conflicts of laws.

SECTION 4.02.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same document.

SECTION 4.03.  Entire Agreement: Amendments.  Except as specifically set out in this Agreement, this Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions between the parties in connection with the subject matter of this Agreement (whether oral or written, express or implied, statutory or otherwise).  No amendment or modification of this Agreement shall be valid or binding unless made in writing and duly executed by each of the parties hereto.

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SECTION 4.04.  Successors and Assigns.  This Agreement shall inure to the benefit of, and be binding on, the parties and their respective successors and permitted assigns.  Neither party may assign or transfer all or any part of its respective rights or obligations under this Agreement without the prior written consent of the other party.

SECTION 4.05.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.  Counterparts may be executed either in original, faxed or “pdf” form; provided, however, that a party providing its signature in such manner shall promptly forward to the other party an original of the signed copy of this Agreement which was so faxed or sent by pdf.

SECTION 4.06.  Further Assurances.  Each party hereto from time to time hereafter, and upon request, shall execute, acknowledge and deliver such other instruments as reasonably may be required to more effectively carry out the terms and conditions of this Agreement.

SECTION 4.07.  Time Is Of The Essence.  In the event i) an executed copy of this Agreement has not been received by Vencore on or before July 31, 2012 or ii) Vencore has not received the Warrants on or before August 31, 2012 terms of this Agreement shall be null and void effective September 1, 2012.

//////////     SIGNATURE PAGE FOLLOWS     //////////

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by a duly authorized person on the date first set forth above.

VENCORE SOLUTIONS LLC

By:	/s/ James Paul Johnson
Name:	James Paul Johnson
Title:	Chief Operating Officer

OXYSURE SYSTEMS, INC.

By:	/s/ Julian T. Ross
Name:	Julian T. Ross
Title:	CEO

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